EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made effective as of January 18, 2012 (the "Effective Date"), by and among Robert T. Malasek (the "Consultant") and Liberty Coal Energy Corp. (the "Company").

ARTICLE I
TERM AND DUTIES

1.1 ENGAGEMENT. The Company hereby retains the Consultant, who shall provide the services of Robert T. Malasek, and the Consultant hereby accepts being retained by the Company as a mining exploration and development consultant to the Company, upon the terms and conditions set forth in this Agreement.

1.2 TERM. This Agreement shall be for a term of three years from the Effective Date can be terminated by either party upon ninety (90) days written notice to the other party.

1.3 DUTIES. The Consultant agrees that Robert Malasek shall act as the CFO, Secretary and Director of the Company and provide consulting services to the Company consistent with the duties of those positions and such other consulting services as the board of directors may reasonably require from time to time (the "Services"). The Consultant will devote such business time, attention, skill, and energy to the business of the Company as shall be reasonably required to perform his duties hereunder.

1.4 INDEPENDENT CONTRACTOR. In performing the services, the Consultant shall be an independent contractor and not an employee or agent of the Company, except that the Contractor shall be the agent of the Company solely in circumstances where the Contractor must be the agent to carry out its obligations as set forth in this Agreement. Nothing in this Agreement shall be deemed to require the Consultant to provide the services exclusively to the Company and the Consultant hereby acknowledges that the Company is not required and shall not be required to make any remittances and payments required of employers by statute on the Consultant's behalf and the Consultant or any of its agents shall not be entitled to the fringe benefits provided by the Company to its employees.

1.5 NON-DISCLOSURE.

(a) The Consultant shall hold in confidence, and shall not disclose to any person outside of the Company, except on a "need to know" basis, any Proprietary Information concerning the Company. The Consultant shall use Proprietary Information only for the purpose of performing the Services for the Company and shall not use or exploit such Proprietary Information for his benefit or the benefit of any other person or entity without the prior consent of the Company.

(b) Proprietary Information means any tangible or intangible proprietary or confidential information or materials or trade secrets belonging to the Company or its affiliates (whether disclosed orally, in writing, in electronic format or otherwise), including, but not limited to, customers, suppliers, processes, methods and techniques; equipment; data; reports; know-how; existing and proposed contracts with third parties; and business plans, including information concerning the existence and scope of activities of any research, development, marketing or other projects of the Company, and including confidential financial information and information concerning the business affairs of the Company which are furnished, disclosed, learned or otherwise acquired by the Consultant during or in the course of discussions or otherwise pursuant to this Agreement. Proprietary Information of a Company shall also include information embodying or developed by use or testing of Proprietary Information of the Company.

(c) The non-disclosure obligations of the Consultant shall not apply to any Proprietary Information to the extent that such Proprietary Information: (i) is known to the public at the time of disclosure or becomes known through no wrongful act on the part of the Consultant or any of her representatives; (ii) becomes known to the Consultant through disclosure by sources other than the Company having the legal right to disclose such Proprietary Information; (iii) has been independently developed by the Consultant without reference to or use of the Proprietary Information; or (iv) is required to be disclosed by the Consultant to comply with a court order or similar legal process, provided that the Consultant provides prior written notice of such disclosure to the Company
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and at no cost or expense to the Consultant takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

(d) The Consultant agrees that the Company is and shall remain the exclusive owner of the Proprietary Information and all patent, copyright, trade secret, trademark and other intellectual property rights therein. No license or conveyance of any such rights to the Consultant is granted or implied under this Agreement. Consultant shall maintain all copyright, confidentiality and other proprietary markings on the Proprietary Information of the Company.

(e) The Consultant shall, upon the request of the Company, return to the Company all media, documents and other manifestations of Proprietary Information received or developed by the Consultant pursuant to this Agreement and all copies and reproductions thereof, including, without limitation, all back-up copies in electronic formats.

1.6 COMPANY APPROVAL REQUIRED. The Consultant agrees that all communications, releases, interviews, and materials intended to be disseminated for the purposes of investor relations must be approved by the Company in advance.

ARTICLE II
COMPENSATION

2.1 COMPENSATION. As compensation for the Services, the Company hereby agrees to pay to the Consultant a fee (the "Monthly Fee") of $2,500, payable on the 1st day of each month of the term of this Agreement for 25% of Robert Malasek's time commitment, and $8,000 per month starting upon the Company determining that the full time engagement of Mr. Malasek is warranted. In Addition Mr Malasek shall receive 2,000,000 shares of the company.

2.2 OTHER BUSINESSES. The Company acknowledges and agrees that during the Term, the Consultant will continue to be involved with, engaged in, render services for, and permit his name and the names of his affiliates to be used in connection with, both existing and new businesses other than the Company. With the exception of North American coal projects, the assumption by Consultant of his duties hereunder shall be without prejudice to his rights (or the rights of his affiliates) to maintain such other interests and activities and to receive and enjoy profits or compensation there from.

ARTICLE III
EXPENSES

3.1 EXPENSES. The Consultant shall be responsible for all of his expenses related to operation of its office, employees, and telephone(s). The Company will pay on behalf of the Consultant (or reimburse the Consultant for) the reasonable expenses related to travel incurred by the Consultant in the performance of the Services as well as any pre-approved expenses.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.1 BY THE CONSULTANT. The Consultant represents and warrants to the Company that the execution and delivery of this Agreement by the Consultant does not, and the performance by the Consultant of the Consultant's obligations hereunder will not, with or without the giving of notice or the passage of time, or both:
(a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Consultant; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Consultant is a party or by which the Consultant is or may be bound.

4.2 BY THE COMPANY. The Company hereby represents and warrants to the Consultant that the following statements in this section 4.2 are correct and complete as of the Effective Date:

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(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is presently being conducted. The entry into this Agreement, the performance of its obligations hereunder are not in violation of, in conflict with, or in default under any of the certificate of incorporation, bylaws or comparable charter documents of the Company, and there exists no condition or event which, after notice or lapse of time or both, would result in any such violation, conflict or default.

(b) The Company has all requisite power to execute and deliver this Agreement and to perform its obligations hereunder and, subject to the conditions set forth herein, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly authorized by all requisite corporate action on behalf of the Company.

(c) The execution, delivery and performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) violate, conflict with, constitute or result in (in each case, with or without notice, lapse or time or both) a material default or a material breach under, or result in the acceleration, termination or cancellation of (or entitle any person or give any person the right to accelerate, terminate or cancel) any material obligation under, or result in the loss of a material benefit under, or require any material consent, approval or authorization under, any contract to which the Company is a party; (ii) contravene or violate in any law, statute, rule or regulation applicable to the Company or any of its assets or properties, or any governmental order to which the Company is a party or by which the Company or any of its assets or properties is bound; (iii) result in the creation or imposition of any encumbrance on any of the material assets or material properties of the Company;
(iv) constitute an event which, after notice or lapse of time or both, would result in any conflict, breach, violation, default, requirement, loss, creation or imposition of any encumbrance, termination or impairment or similar event described in clauses (i)-(iii) above.

ARTICLE V
GENERAL PROVISIONS

5.1 INJUNCTIVE RELIEF AND ADDITIONAL REMEDIES. The parties hereto acknowledge that the injury that would be suffered by the non-breaching party as a result of a breach of the provisions of this Agreement would be irreparable and that an award of monetary damages to the non-breaching party for such a breach would be an inadequate remedy. Consequently, the non-breaching party will have the right, in addition to any other rights such party may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the non-breaching party will not be obligated to post bond or other security in seeking such relief.

5.2 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

5.3 BINDING EFFECT, DELEGATION OF DUTIES PROHIBITED. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs, and legal representatives, including any entity with which the Company may merge or consolidate or to which all or substantially all of their respective assets may be transferred. The rights and obligations of the Consultant under this Agreement, being personal, may not be assigned or delegated without the prior written consent of the Company. The rights and obligations of the Company under this Agreement may not be assigned without the prior written consent of the Consultant.

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5.4 NOTICES. All notices, consents, waivers, and other communications under this
Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service
(receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Consultant:   Robert Malasek
                    6121 Paseo Ensillar
                    Carlsbad, CA 92009

If to Company:      Mark C. Lee
                    Greenberg Traurig, LLP 1201 K Street, Suite 1100
                    Sacramento, CA 95814
                    Tel 916.442.1111
                    Facsimile 916.448.1709

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the 18th day of January, 2012.

Liberty Coal Energy Corp.:


/s/ Edwin G. Morrow
-----------------------------------
Edwin G. Morrow CEO/President

Consultant:


/s/ Robert T. Malasek
-----------------------------------
Robert T. Malasek

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